Exhibit 10.2

EXECUTION VERSION

COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into as of August 5, 2016, by and among MEl Pharma, Inc., a Delaware corporation (the “Company”), and Helsinn Investment Fund SA, a limited liability company organized under the laws of Luxembourg (“Purchaser”).

WHEREAS, the Company desires to issue and sell to Purchaser up to Five Million Dollars ($5,000,000) worth of shares (the “Shares”) of common stock, par value $0.00000002 per share, of the Company (the “Common Stock”), which Shares shall be authorized and issued in accordance with the terms of this Agreement (the “Common Stock Financing”); and

WHEREAS, subject to the terms and conditions set forth in this Agreement, Purchaser desires to purchase from the Company the Shares.

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	PURCHASE AND SALE

1.1 Sale and Issuance of Shares. In consideration of the representations, warranties and covenants set forth herein, and subject to the terms and conditions set forth in this Agreement, the Company shall issue and sell to Purchaser, and Purchaser shall purchase from the Company, the Shares free and clear of any liens, claims or encumbrances of any nature whatsoever other than limitations on the ability to freely resell the Shares as a result of the offering of such Shares hereunder not being registered under applicable securities laws.

1.2 Closing. The purchase and sale of the Shares shall take place remotely via the exchange of documents and signatures at 10:00 a.m. on August 16, 2016, or at such other time as the Company and Purchaser shall mutually agree (which time, date and place are referred to in this Agreement as the “Closing”). At the Closing, the Company shall instruct Computershare Trust Company, N.A. (the “Transfer Agent”) to register the issuance of the Shares (as defined below) via book entry, against delivery to the Company by Purchaser at the Closing of Five Million Dollars ($5,000,000) (the “Closing Consideration”), payable in immediately available funds by wire transfer to an account or accounts designated by the Company. The “Closing Shares” shall mean that number of shares of Common Stock equal to Five Million ($5,000,000) divided by the Bloomberg volume-weighted average price for a share of Common Stock on the NASDAQ Global Select Market during the ten trading day period beginning four trading days preceding the date hereof and ending on the fifth trading day hereafter, rounded to the nearest whole share.

2.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As of the date of the Closing (the “Closing Date”), the Company represents and warrants to Purchaser that, subject to exceptions and disclosures set forth in any part or subpart of the Company Disclosure Schedule corresponding to the particular Section or subsection of this Section 2, or any exceptions or disclosures set forth in any other part or subpart of the Company Disclosure Schedule to the extent it is reasonably apparent from the wording or any such exception or disclosure that such exception or disclosure is applicable to qualify such representation or warranty, and to the extent specifically referenced in the applicable representation or warranty, disclosures in the SEC Filings (as defined below) and the statements contained in this Section 2 are true, complete and correct (except that those statements which address matters only as of a particular date are true, correct and complete as of such date). The Company shall deliver an updated and current Company Disclosure Schedule prior to the Closing.

2.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted and as it is described in the SEC Filings. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would or would be reasonably expected to have, individually or in the aggregate, a material adverse effect on (i) the business, properties or financial condition of the Company, (ii) the Shares or (iii) the enforceability of this Agreement (a “Material Adverse Effect”); provided that none of the following shall be taken into account in determining whether there is a Material Adverse Effect: (a) any change in the market price or trading volume of the Company’s stock; (b) any event, circumstance, change or effect in the industries in which the Company or its subsidiaries operates generally or the United States or European economy generally, financial markets or political conditions generally; (c) any act of terrorism, military action or war (whether or not declared), national or international calamity or similar event or any escalation or worsening thereof; (d) any event, circumstance, change or effect arising from or relating to any change in legal requirements or generally accepted accounting principles (“GAAP”) (or interpretations of any legal requirements or GAAP); or (e) any change or effect attributable to the consummation of the transactions contemplated hereby, or the public announcement of the execution of, this Agreement (provided any such public announcement is not in breach of this Agreement); provided, in each case, that such effects do not, individually or in the aggregate, have a materially disproportionate adverse impact on the Company, taken as a whole, relative to any other “person” as such term is defined under Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act (“Person”) in the industries or markets in which the Company operates.

2.2 Certificate of Incorporation and Bylaws. The certificate of incorporation, bylaws and documents of similar substance (the “Governing Documents”) of the Company and its subsidiaries that are on file with the United States Securities and Exchange Commission (the “SEC”) are current, complete and correct copies thereof as in effect on the date hereof. The Governing Documents of the Company and its subsidiaries are in full force and effect. The Company and each subsidiary of the Company are in compliance with the terms of their respective Governing Documents.

2.3 Capitalization.

(a) The authorized capital stock of the Company consists of 113,100,000 shares of capital stock, of which 113,000,000 shares are designated as Common Stock and 100,000 shares are designated as preferred stock, $0.01 par value per share (“Preferred Stock”). As of the close of business on the date that is two Trading Days prior to the date of this Agreement, (i) 34,155,997 shares of Common Stock were issued and outstanding, all of which were validly issued and fully paid, nonassessable and free of preemptive rights; (ii) 5,063,612 shares of Common Stock were issuable (and such number was reserved for issuance) upon exercise of options to purchase Common Stock or as restricted stock units payable in Common Stock (the “Options”) outstanding as of such date; (iii) 3,761,407 shares of Common Stock were issuable (and such number was reserved for issuance) upon exercise of warrants to purchase Common Stock (the “Warrants”) outstanding as of such date; and (iv) no shares of Preferred Stock were issued and outstanding.

(b) As of the close of business on the last Trading Day immediately preceding the date of this Agreement, except for (i) the Options and (ii) the Warrants, there were no options, warrants or other rights to acquire capital stock or other equity interests from the Company, or securities convertible into or exchangeable for such capital stock or other equity interests. Other than (A) shares of capital stock reserved for issuance as provided in this Section 2.3 and (B) options to purchase Common Stock or other equity awards issued in accordance with the Company’s Amended and Restated 2008 Omnibus Equity Compensation Plan (the “Awards”), the Company has not issued any shares of its capital stock or other equity interests, or securities convertible into or exchangeable for such capital stock or other equity interests except as set forth in its filings under the Securities Act of 1933, as amended (“Securities Act”) and the Exchange Act. All outstanding shares of Common Stock and all shares of Common Stock subject to issuance upon exercise of the Options, the Awards and the Warrants, upon issuance prior to the Closing on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. The Shares to be issued in connection with the Agreement, when issued as contemplated herein, will be duly authorized, validly issued, fully paid and nonassessable, will not be in violation of any preemptive rights and will be free and clear of all liens, charges, restrictions, claims, rights of first refusal and encumbrances except as set forth in this Agreement and the Company’s Governing Documents. The issuance and sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities.

2.4 Authorization; Enforceability.

(a) The Company has all requisite corporate power and authority to execute, deliver and perform, as applicable, this Agreement and to issue and sell the Shares in accordance with the terms hereof.

(b) All corporate action on the part of the Company and its officers and directors necessary for (i) the authorization, execution, delivery and performance of all obligations of the Company under this Agreement, (ii) the issuance and sale by the Company of the Shares hereunder and (iii) the listing of the Shares on the NASDAQ Global market, in each case have been taken. This Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally or by equitable principles (the “Equitable Exceptions”). No action on the part of the Company’s stockholders is necessary for the authorization, execution, delivery or performance of the Company’s obligations hereunder.

2.5 SEC Filings; Financial Statements.

(a) The Company has timely filed with or furnished to the SEC all registration statements, prospectuses, forms, reports, definitive proxy statements, schedules and documents required to be filed by it under the Securities Act or the Exchange Act, as the case may be (collectively, the “SEC Filings”). Each SEC Filing, as amended or supplemented, if applicable, (i) as of its date, or, if amended, as of the date of the last such amendment, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder, applicable to such SEC Filing, and (ii) did not, at the time it was filed (or at the time it became effective in the case of registration statements), or, if amended, as of the date of the last such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the SEC Filings, as amended, supplemented or restated, if applicable, was prepared in accordance with GAAP applied (except as may be indicated in the notes thereto and, in the case of unaudited quarterly financial statements, as permitted by the Form 10-Q under the Exchange Act) on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), and each presented fairly, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and the consolidated subsidiaries of the Company as of the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments).

(c) The Company and its subsidiaries have implemented and maintain a system of internal control over financial reporting (as required by Rule 13a-15(a) under the Exchange Act) that is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of consolidated financial statements in accordance with GAAP for external purposes and includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain accountability of assets, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company, and (iii) provide reasonable assurance regarding the prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements, and such system of internal control over financial reporting is reasonably effective.

(d) The Company has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(d) of the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time frames specified by the SEC’s rules and forms (and such disclosure controls and procedures are reasonably effective), and has disclosed, based on its most recent evaluation of its system of internal control over financial reporting prior to the date of this Agreement, to the Company’s independent registered accountant and the audit committee of the Board of Directors (A) any significant deficiencies and material weaknesses to the Company’s knowledge in the design or operation of its internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) and (B) to the Company’s knowledge any fraud that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

2.6 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, (i) conflict with or violate any provision of the Governing Documents of the Company or its subsidiaries, (ii) materially conflict with or violate any law applicable to the Company or by which any property or asset of the Company is bound or affected or (iii) conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Material Contract (as defined below).

(b) The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any federal, national, supranational, state, provincial, municipal, local or other government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body of competent jurisdiction (“Governmental Authority”) or other Person in connection with the execution, delivery and performance by the Company of the issuance of the Shares, other than (i) (A) filings required by applicable Blue Sky Laws (as defined below), (B) the filing of a Notice of Sale of Securities on Form D with the SEC under Regulation D of the Securities Act, (C) the filing of any requisite notices and/or application(s) to the NASDAQ Global Select Market for the issuance and sale of the Shares and the listing of the Shares thereon in the time and manner required thereby, and (D) those that have been made or obtained prior to the date of this Agreement, or (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.7 Employees and Employee Matters. The Company has complied in all material respects with all federal, state and local laws relating to the hiring of employees, consultants and advisors and the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes. The Company is not delinquent in material payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to date or amounts required to be reimbursed to such employees or upon any termination of the employment of any such employees.

2.8 Material Contracts. Except as disclosed in the SEC Filings, neither the Company nor any of its assets, properties, businesses or operations is a party to, bound or affected by, or receives benefits under any contract which is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) (a “Material Contract”). Except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, (i) each Material Contract is valid and binding on the Company and, to the Company’s knowledge, each other party thereto, and in full force and effect, (ii) each Material Contract is enforceable against the Company and, to the Company’s knowledge, the other parties thereto in accordance with the terms thereof, except as such enforceability may be limited by the Equitable Exceptions and (iii) the Company has not received written notice of any violation or default under (or any condition which with the passage of time or the giving of notice would cause such a violation of or default under) any Material Contract.

2.9 Litigation. There is no material action, suit or proceeding pending or, to the Company’s knowledge, currently threatened against the Company or against any director, officer or employee of the Company. The Company is not a party to, or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no material action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

2.10 Taxes. Except as would not reasonably be expected to have a Material Adverse Effect, (i) all federal, state and local tax returns, reports and declarations of the Company required by law to be filed have been duly filed, (ii) all taxes and other fees due thereon have been paid and (iii) the Company has set aside on its books provisions reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There is no tax lien, whether imposed by any federal, state, county or local taxing authority, outstanding against the assets, properties or business of the Company. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

2.11 Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company is in compliance with the requirements of the NASDAQ Global Select Market for continued listing of the Common Stock thereon and has not received any notification that the NASDAQ Global Select Market is contemplating terminating such listing. The Company has no reason to believe that it will not upon issuance of the Shares continue to be in compliance with all such listing and maintenance requirements. The issuance of the Shares hereunder does not contravene the rules of the NASDAQ Global Select Market.

2.12 Offering Exemption. Based in part on the representations of Purchaser set forth in Section 3.2 below, the offer, sale and issuance of the Shares in conformity with the terms of this Agreement are exempt from the registration requirements of the Securities Act and are exempt from the qualification or registration requirements of applicable state securities laws (the “Blue Sky Laws”). Neither the Company nor its affiliates, nor any agent on its or their behalf, (i) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the Common Stock Financing, (ii) has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any Person or Persons so as to bring the sale of the Shares by the Company within the registration provisions of the Securities Act or any state securities laws or (iii) has issued any shares of Common Stock or shares of any series of Preferred Stock or other securities or instruments convertible into, exchangeable for or otherwise entitling the holder thereof to acquire shares of Common Stock which would be integrated with the sale of the Shares to Purchaser for purposes of the Securities Act or of any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company or any of its subsidiaries or affiliates take any action or steps that would require registration of any of the Shares under the Securities Act.

2.13 Affiliate Transactions. No employee, officer, director or 10% or greater shareholder of the Company or member of his or her immediate family (each a “Covered Person”) is currently indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any Covered Person. Except as disclosed in the SEC Filings, as of the date hereof, no Covered Person has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company (except for ownership of stock not to exceed 1% of the outstanding capital stock of any publicly traded company that may compete with the Company).

2.14 Investment Company Act. The Company is not, and is not an Affiliate (as defined below) of, and after giving effect to the Common Stock Financing, will not be and will not be an Affiliate of, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940. For purposes of this Agreement, “Affiliate” shall mean any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

2.15 Brokers or Finders. The Company has not retained any brokers, consultants or advisors in connection with this Agreement, and has no agreements to pay any commission or compensation in the nature of a finder’s or broker’s fee arising out of this Agreement or the transactions contemplated hereby.

2.16 Compliance with Rule 506. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale is disqualified from relying on Rule 506 of Regulation D under the Securities Act (“Rule 506”) for any of the reasons stated in Rule 506(d) in connection with the issuance and sale of the Shares to Purchaser pursuant to this Agreement. The Company has exercised reasonable care, including without limitation, conducting a factual inquiry that is appropriate in light of the circumstances, into whether any such disqualification under Rule 506(d) exists, but has assumed the accuracy of the Purchaser’s representations and warranties.

2.17 Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Filings, except as specifically set forth in a subsequent SEC Filing filed at least three (3) Trading Days prior to the date hereof: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (a) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (b) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to the holders of its Common Stock or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the SEC any request for confidential treatment of information. Except for the issuance of the Shares contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its business, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws if the Company were publicly offering securities pursuant to an effective registration statement under the Securities Act at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

2.18 Environmental Matters. The Company is in compliance with and has not received notice of any actual or potential liability under or relating to, or actual or potential violation of, applicable federal, state and local laws, rules and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to its business (the “Environmental Laws”). The Company has not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any release or threat of release of hazardous materials, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice. The Company is not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and is not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law. There are no costs or liabilities associated with Environmental Laws of or relating to the Company, except for any such matter, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company is not aware of any facts or issues regarding its compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, and the Company does not anticipate material capital expenditures relating to any Environmental Laws.

2.19 Title to Assets. Except as set forth in the SEC Filings, the Company has good and marketable title in all personal property owned by the Company that is material to the business of the Company, in each case free and clear of all liens, except for liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company are held by it under valid, subsisting and enforceable leases with which the Company are in compliance.

2.20 Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which the Company is engaged, including, but not limited to, directors and officers insurance. The Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

2.21 Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

2.22 Accountants. The Company’s independent registered public accounting firm is BDO USA, LLP. To the knowledge and belief of the Company, such accounting firm: (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal year ending December 31, 2016.

2.23 Office of Foreign Assets Control. Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or Person acting on behalf of the Company, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

2.24 Money Laundering. The operations of the Company are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

2.25 Shareholder Rights Plan. In connection with the transaction contemplated by this Agreement only, the Company and its directors, officers and shareholders, to the extent applicable, have taken all action necessary so that the Purchaser is not an “Acquiring Person” under any applicable control share acquisition or business combination or similar anti-takeover laws. The Company has no poison pill or other anti-takeover arrangement.

2.26 Acknowledgement. The Company acknowledges and agrees that Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to Purchaser’s purchase of the Shares. The Company further represents to Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

3.	REPRESENTATIONS AND WARRANTIES OF PURCHASER

As a material inducement to the Company to enter into and perform its obligations under this Agreement, Purchaser represents and warrants to the Company as follows:

3.1 Authorization; Enforceability. Purchaser has all requisite power and authority to execute, deliver and perform this Agreement. All action on the part of Purchaser and, as applicable, its directors, officers, members, partners and shareholders, necessary for the authorization, execution, delivery and performance of all obligations of Purchaser under this Agreement has been taken. This Agreement constitutes the valid and legally binding obligations of Purchaser, enforceable in accordance with their terms, except as limited by the Equitable Exceptions.

3.2 Investor Representations.

(a) The Shares acquired by Purchaser hereunder will be acquired by Purchaser for its own account for investment purposes and not with a view to distribution in violation of the Securities Act. Purchaser does not presently have any contract, undertaking or agreement with any Person to sell, transfer or grant participation rights to such Person or to any other Person with respect to any of the Shares acquired by Purchaser hereunder.

(b) Purchaser is an “accredited investor” within the meaning of Rule 501(a) promulgated under the Securities Act.

(c) Purchaser understands that the Shares are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. Purchaser acknowledges and agrees that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available or the Company receives an opinion of counsel reasonably satisfactory to the Company that such registration is not required. Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time (“Rule 144”), which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions.

(d) Purchaser acknowledges and agrees that it can bear the economic risk of its investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. Purchaser believes that it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares acquired by Purchaser hereunder. Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares.

(e) Purchaser has not agreed to incur, directly or indirectly, any liability for brokerage or finders’ fees, agents’ commissions or other similar charges in connection with this Agreement or any of the transactions contemplated hereby.

(f) Purchaser is not relying and has not relied on any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except for the representations and warranties in Section 2, including the Company Disclosure Schedule. Such representations and warranties by the Company constitute the sole and exclusive representations and warranties of the Company in connection with the transactions contemplated by this Agreement and

Purchaser understands, acknowledges and agrees that all other representations and warranties of any kind or nature whether express, implied or statutory are specifically disclaimed by the Company.

(g) In connection with the due diligence investigation of the Company by Purchaser and its affiliates, stockholders, directors, officers, employees, agents, representatives or advisors, Purchaser and its affiliates, stockholders, directors, officers, employees, agents, representatives and advisors have received and may continue to receive after the date hereof from the Company and its affiliates, stockholders, directors, officers, employees, consultants, agents, representatives and advisors certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, regarding the Company and its business and operations. Purchaser hereby acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, and that Purchaser will have no claim against the Company, or any of its affiliates, stockholders, directors, officers, employees, consultants, agents, representatives or advisors, or any other Person with respect thereto unless any such information is expressly addressed or included in a representation or warranty contained in this Agreement. Accordingly, Purchaser hereby acknowledges and agrees that neither the Company nor any of its respective affiliates, stockholders, directors, officers, employees, consultants, agents, representatives or advisors, nor any other Person, has made or is making any express or implied representation or warranty with respect to such estimates, projections, forecasts, forward-looking statements or business plans unless any such information is expressly addressed or included in a representation or warranty contained in this Agreement.

3.3 Compliance with Laws. Neither Purchaser nor, to Purchaser’s knowledge, any director, officer, agent, employee or Person acting on behalf of Purchaser, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department. Purchaser represents and warrants to the Company as of each Closing as follows: if Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), Purchaser has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares. Purchaser’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of Purchaser’s jurisdiction.

4.	CONDITIONS TO PURCHASER’S OBLIGATIONS AT CLOSING

The obligations of Purchaser under this Agreement to purchase and pay for the Shares being purchased by Purchaser at the Closing are subject to the satisfaction or waiver, at or prior to the Closing, of the following conditions:

4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 of this Agreement shall be true, correct and complete in all material respects (except for any such representation and warranty that is qualified as to materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of the Closing with the same force and effect as if they had been made at that time (except that those representations and warranties which address matters only as of a particular date need only be measured as of the specific date).

4.2 Performance. The Company shall have performed and complied in all material respects with all other conditions, covenants and agreements contained in this Agreement required to be performed or complied with by it on or before the Closing.

4.3 Legal Investment. On the Closing Date, the sale and issuance of the Shares shall be legally permitted by all laws and regulations to which Purchaser and the Company are subject.

4.4 No Suspension. Trading in the Common Stock shall not have been suspended by the SEC or the NASDAQ Global Select Market.

4.5 Consents and Approvals. Any consent required for the consummation of the transactions contemplated by this Agreement, including without limitation, the issuance of the Shares, shall have been obtained (collectively, “Consents”).

4.6 Qualifications. All authorizations, approvals or permits, if any, of any Governmental Authority that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing.

4.7 No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any Governmental Authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

4.8 Compliance Certificate. Purchaser shall have received a compliance certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the date of the Closing, to the effect that the conditions specified in Sections 4.1 and 4.2 have been satisfied.

5.	CONDITIONS TO THE COMPANY’S OBLIGATIONS AT CLOSING

The obligations of the Company under this Agreement to sell and issue to Purchaser the Shares to be purchased by Purchaser at the Closing are subject to the satisfaction or waiver, at or prior to the Closing, of the following conditions:

5.1 Representations and Warranties. The representations and warranties of Purchaser contained in Section 3 shall be true, correct and complete in all material respects (except for any such representation and warranty that is qualified as to materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of the applicable Closing with the same force and effect as if they had been made at such time (except that those representations and warranties which address matters only as of a particular date need only be true, correct and complete in all material respects as of such date).

5.2 Performance. Purchaser shall have performed and complied with all other conditions, covenants and agreements contained in this Agreement required to be performed or complied with by Purchaser on or before the Closing.

5.3 Qualifications. All authorizations, approvals or permits, if any, of any Governmental Authority that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing.

5.4 No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any Governmental Authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

5.5 Consents and Approvals. Any Consent required for the consummation of the transactions contemplated by this Agreement, including without limitation, the issuance of the Shares, shall have been obtained. If applicable, the waiting period (or any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, required in order for the Partnership Agreement to become effective shall have expired or been terminated.

5.6 Partnering Agreement. The License, Development and Commercialization Agreement of even date herewith (the “Partnering Agreement”) shall not have been terminated.

6.	COVENANTS

6.1 Purchaser Lock-Up. Purchaser covenants and agrees as follows:

(a) Purchaser will not, without the prior written consent of the Company, during the period commencing on the Closing Date and, subject to the terms set forth herein, ending 180 days after the Closing Date (the “Lock-Up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Shares purchased in the Closing or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of the Shares purchased in the Closing, in cash or otherwise. Notwithstanding the foregoing, Purchaser may transfer the Shares to any of its shareholders or Affiliates; provided that in the case of any transfer or distribution pursuant to this subparagraph during the Lock-Up Period, each donee or transferee shall sign and deliver a lock-up letter with terms substantially similar to the terms of this Section 6.1.

(b) Notwithstanding anything to the contrary contained herein, Purchaser agrees that Purchaser shall not effect any sale, transfer or other disposition of any Shares unless: (a) such sale, transfer or other disposition is effected pursuant to an effective registration statement under the Securities Act; (b) such sale, transfer or other disposition is made in conformity with the requirements of Rule 144, as evidenced by a broker’s letter and a representation letter executed by Purchaser (reasonably satisfactory in form and content to the Company) stating that such requirements have been met; or (c) counsel reasonably satisfactory to the Company (which may be counsel to the Company) shall have advised the Company in a written opinion letter (reasonably satisfactory in form and content to the Company), upon which the Company may rely, that such sale, transfer or other disposition will be exempt from the registration requirements of the Securities Act.

(c) Notwithstanding any other provision of this Section 6.1, this Section 6.1 shall not prohibit or restrict any disposition of Common Stock by Purchaser in connection with (i) a bona fide tender offer by a Person other than Purchaser or the Company that is not opposed by the Board of Directors and involving a Change of Control of the Company (as defined below); or (ii) an issuer tender offer by the Company; provided, that in the event that the tender offer is not completed, the Shares shall remain subject to the restrictions contained in this Section 6.1. For the purposes of this Agreement, a “Change of Control” means the transfer, in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock of the Company if, after such transfer, the stockholders of the Company immediately prior to such transfer do not own at least fifty percent (50%) of the outstanding voting securities of the Company (or the surviving entity).

(d) Purchaser acknowledges and agrees that stop transfer instructions will be given to the Company’s transfer agent with respect to the Shares until the expiration of the Lock-Up Period.

6.2 Notifications.

(a) Prior to the Closing, the Company will promptly advise Purchaser in writing of any notice or other communication from any third Person alleging that the consent of a third Person is required in connection with the transactions contemplated by this Agreement.

(b) Prior to the Closing, each party shall promptly notify the other of any action, suit or proceeding that is instituted or specifically threatened in writing against such party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement.

6.3 Standstill. During the period commencing on the Closing Date and ending on the earliest of (i) three (3) years following the Closing Date, (ii) the date on which any third party unaffiliated with Purchaser commences a tender offer or exchange offer for more than fifty percent (50%) of the Company’s outstanding Common Stock, and (iii) the date the Company publicly announces its intent to consummate a Change of Control (the “Standstill Period”), neither the Purchaser nor any of Purchaser’s representatives or affiliates will, in any manner, directly or indirectly:

(a) make, effect, initiate or cause (i) any acquisition of beneficial ownership of any securities of the Company or any securities of any subsidiary or other affiliate of the Company to the extent that such acquisition would result in Purchaser’s beneficial ownership of the Company exceeding 15%, (ii) any acquisition of any assets of the Company or any assets of any subsidiary or other affiliate of the Company, (iii) any tender offer, exchange offer, merger, business combination, recapitalization, restructuring, liquidation, dissolution or extraordinary transaction involving the Company or any subsidiary or other affiliate of the Company, or involving any securities or assets of the Company or any securities or assets of any subsidiary or other affiliate of the Company or (iv) any “solicitation” of “proxies” (as those terms are used in the proxy rules of the Securities and Exchange Commission) or consents with respect to any securities of the Company; provided, however, that notwithstanding the provisions of this Section 6.3(a)(i), if the number of shares of then outstanding Common Stock of the Company is reduced or if the ownership percentage of Purchaser is increased as a result of a repurchase by the Company of shares of Common Stock, or a stock split, stock dividend or a recapitalization of the Company, Purchaser shall not be required to dispose of its holdings of shares of the Common Stock even though such action resulted in Purchaser’s beneficial ownership increasing;

(b) form, join or participate in a “group” (as defined in the Exchange Act and the rules promulgated thereunder) with respect to the beneficial ownership of any securities of the Company;

(c) act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the Company;

(d) take any action that might require the Company to make a public announcement regarding any of the types of matters set forth in clause “(a)” of this Section 6.3;

(e) agree or offer to take, or encourage or propose (publicly or otherwise) the taking of, any action referred to in clause “(a)”, “(b)”, “(c)” or “(d)” of this sentence;

(f) assist, induce or encourage any other Person to take any action of the type referred to in clause “(a)”, “(b)”, “(c)”, “(d)” or “(e)” of this sentence;

(g) enter into any discussions, negotiations, arrangement or agreement with any other Person relating to any of the foregoing; or

(h) request or propose that the Company amend, waive or consider the amendment or waiver of any provision set forth in this Section 6.3.

Notwithstanding the foregoing, it is understood and agreed that Purchaser shall not be prohibited from entering into an agreement and having discussions with legal, accounting or financial advisors for the limited purposes of evaluating any of the transactions contemplated by this Section 6.3, and Purchaser may initiate private discussions with, and submit proposals confidentially to, the Chief Executive Officer of the Company regarding a transaction otherwise prohibited by this Section 6.3; provided, however, that any such proposal shall be expressly conditioned on approval of the Board of Directors and will not require public disclosure.

6.4 Commercial Reasonable Efforts. Each Party will use its commercially reasonable efforts to satisfy in a timely fashion each of the conditions to be satisfied by it under Section 4 and Section 5 of this Agreement. Without limiting the foregoing, the Company shall take all action necessary to (i) cause the lawful issuance of the Shares in accordance with this Agreement at Closing and (ii) make all filings with the Securities and Exchange Commission necessary to permit Purchaser to sell Shares in accordance with Rule 144.

6.5 Notice of Issuances. In the event the Company intends to issues shares of capital stock (other than in connection with the issuance of shares of capital stock upon the exercise of employee options), the Company shall notify Purchaser to the extent legally permitted to do so.

6.6 Securities Laws Disclosure; Publicity. The Company shall, by 9:00 a.m. (New York City time) on the Trading Day immediately following the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby, and shall, within four (4) Trading Days following the date hereof, file a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby and including this Agreement as an exhibit thereto. The Company and Purchaser shall consult with each other regarding the substance of any public disclosure by either party regarding this Agreement (including the filing of the Agreement as an exhibit to a periodic filing with the SEC) and regarding the issuance of any other press releases with respect to the transactions contemplated hereby, and neither the Company nor Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of Purchaser, or without the prior consent of Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

6.7 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Shares under this Agreement or under any other agreement among the Company and Purchaser.

6.8 Indemnification of Purchaser. Subject to the provisions of this Section 6.7, the Company will indemnify and hold Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of the Company’s breach of its representations, warranties or covenants under this Agreement (unless such action is based upon a breach of Purchaser’s representation set forth in Section 3.2). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, provided that the failure to so notify the Company shall not prejudice the Purchaser Party’s right to indemnification except to the extent the Company is materially prejudiced thereby), and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel for all Purchaser Parties entitled to indemnification hereunder. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company and any liabilities that the Company may be subject to pursuant to law. The Company will have the exclusive right to settle any claim or proceeding, provided that the Company will not settle any such claim, action or proceeding without the prior written consent of the Purchaser Party, which will not be unreasonably withheld or delayed; provided, however, that such consent shall not be required if the settlement includes a full and unconditional release satisfactory to the Purchaser Party from all liability arising or that may arise out of such claim or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Purchaser Party. Notwithstanding the foregoing, in no event will the Company’s liability under this Section 6.7 exceed (i) an aggregate of $5,000,000 in connection with any claim based on a breach of the representations, warranties or covenants contained in Sections 1.1, 2.1, 2.2, 2.3, 2.4, 2.6, 2.11, 2.12, 2.16 or ARTICLE 6 or (ii) an aggregate of $2,000,000 in connection with any claim based on the breach of any other provision of this Agreement.

6.9 Listing of Common Stock. The Company hereby agrees to use commercially reasonable efforts to maintain the listing or quotation of the Common Stock on the NASDAQ Global Select Market.

6.10 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof, promptly upon request of Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Shares for, sale to Purchaser at each Closing under applicable Blue Sky Laws and shall provide evidence of such actions promptly upon request of Purchaser.

6.11 Book Entry Statement. The Company hereby agrees to deliver to Purchaser a book entry statement from the Transfer Agent showing the Shares registered in the name of Purchaser within three (3) business days of the Closing.

7.	SURVIVAL OF REPRESENTATIONS

All representations, warranties, covenants and other agreements of the Company hereunder shall be deemed made on and as of the Closing as though such representations, warranties, covenants and other agreements were made on and as of such date. All representations and warranties made by a party to this Agreement herein or pursuant hereto shall survive each Closing and the delivery of the Shares for a period of 15 months thereafter. All covenants and other agreements made by a party to this Agreement herein or pursuant hereto shall survive until all obligations set forth therein shall have been performed or satisfied or they shall have terminated in accordance with their terms.

8.	TERMINATION

8.1 Termination. This Agreement may be terminated at any time until the Closing:

(a) by the mutual written consent of Purchaser and the Company;

(b) by the Company or the Purchaser upon termination of the Partnering Agreement in accordance with its terms;

(c) by the Company if (i) any of the representations and warranties of Purchaser contained in Section 3 of this Agreement shall fail to be true and correct or (ii) there shall be a breach by Purchaser of any covenant of Purchaser in this Agreement that, in either case, (A) would result in the failure of a condition set forth in Section 5, and (B) which is not curable or, if curable, is not cured upon the occurrence of the twentieth (20th) day after written notice thereof is given the Company to Purchaser;

(d) by Purchaser if (i) any of the representations and warranties of the Company contained in Section 2 of this Agreement shall fail to be true and correct or (ii) there shall be a breach by the Company of any covenant of the Company in this Agreement that, in either case, (A) would result in the failure of a condition set forth in Section 4, and (B) which is not curable or, if curable, is not cured upon the occurrence of the twentieth (20th) day after written notice thereof is given by Purchaser to the Company; or

(e) by either Purchaser or the Company in the event that any court of competent jurisdiction or Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the actions contemplated hereby and such order, decree, ruling or other action shall have become final and nonappealable.

8.2 Effect of Termination. In the event of any termination of this Agreement as provided in Section 8.1, this Agreement (other than Section 9, which shall remain in full force and effect) shall forthwith become wholly void and of no further force and effect; provided that nothing herein shall relieve any party from liability for willful breach of this Agreement.

9.	GENERAL

9.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties (including any permitted transferees of any Shares). Purchaser and the Company may not assign their respective rights or obligations under this Agreement, in whole or in part, except with the consent of the other party; provided, however, the rights and obligations of Purchaser may be assigned, without the prior written consent of the Company, to one or more of Purchaser’s affiliates. Any attempted assignment made in contravention of this Agreement shall be null and void and of no force or effect.

9.2 Entire Agreement. This Agreement and the documents, schedules and exhibits referred to herein or therein constitute the entire agreement between the parties and supersede all prior communications, representations, understandings and agreements of the parties with respect to the subject matter hereof and thereof. No party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. All schedules and exhibits hereto are hereby incorporated herein by reference. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.3 General Interpretation. The terms of this Agreement have been negotiated by the parties hereto and the language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent. This Agreement shall be construed without regard to any presumption or rule requiring construction against the party causing such instrument or any portion thereof to be drafted, or in favor of the party receiving a particular benefit under this Agreement. No rule of strict construction will be applied against any Person.

9.4 Injunctive Relief. Purchaser and the Company acknowledge and agree that, in view of the uniqueness of the Shares, damages at law would be insufficient for any breach by Purchaser or the Company of any of their respective covenants in this Agreement. Accordingly, each party agrees that in the event of any breach or threatened breach by the other party of any provisions of this Agreement, the non-breaching party be entitled to seek equitable relief in the form of an order to specifically perform or an injunction to prevent irreparable injury.

9.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of law thereof.

9.6 Jurisdiction. The parties hereby irrevocably and unconditionally submit to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement.

9.7 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement, and may be delivered to the other parties hereto by facsimile.

9.8 Section Headings and References. The section headings contained herein are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties. When a reference is made in this Agreement to a Section or Exhibit, such reference is to a Section or Exhibit of or to this Agreement unless otherwise indicated. The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The terms defined in the singular has a comparable meaning when used in the plural, and vice versa. References to a Person are also to its successors and permitted assigns. References to an agreement are to such agreement as amended, restated, modified or otherwise supplemented, from time to time. The term “dollars” and “$” means United States dollars. The word “including” means “including without limitation” and the words “include” and “includes” have corresponding meanings.

9.9 Severability. If any term of provision of this Agreement is determined to be illegal, unenforceable or invalid in whole or in part for any reason, such illegal, unenforceable or invalid provisions or party thereof shall be stricken from this Agreement, and such provision shall not affect the legality, enforceability or validity of the remainder of this Agreement. If any provision or part thereof of this Agreement is stricken in accordance with the provisions of this Section 9.9, then such stricken provision shall be replaced, to extent possible, with a legal, enforceable and valid provision that is as similar in tenor to the stricken provision as is legally possible.

9.10 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when received by facsimile or email (provided that the party providing such notice promptly confirms receipt of such transmission with the other party), (c) when received after having been sent by registered or certified mail, return receipt requested and postage prepaid or (d) when received after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company and to Purchaser at the address as set forth below or at such other address as Purchaser or the Company may designate by 10 days advance written notice to the Company (in the case of Purchaser) or Purchaser (in the case of the Company).

if to the Company:

MEl Pharma, Inc.

11975 El Camino Real, Suite 101

San Diego, CA 90130

Attn: Chief Executive Officer

Facsimile: +1 858-792-5406

Email: dgold@meipharma.com

with copies (which shall not constitute notice) to:

MEl Pharma, Inc.

11975 El Camino Real, Suite 101

San Diego, CA 92130

Attn: General Counsel

Facsimile: +1 858-792-5406

Email: urso@meipharma.com

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, NY 10178

Facsimile: (212) 309-6001

Email: steven.navarro@morganlewis.com

if to Purchaser:

Helsinn Investment Fund SA

412F, Route d’Esch

L - 2086 Luxembourg

Attn: Mr Jean-Robert Bartolini

Facsimile: ++352 47 1101

Email: JeanRobert.Bartolini@sgggroup.com

with copies (which shall not constitute notice) to:

Helsinn Healthcare SA

Via Pian Scairolo 9, CH-6912

Lugano, Switzerland

Attn: General Counsel

Facsimile: +41 (0)91 985 2121

Email: matteo.missaglia@helsinn.com

and:

Hogan Lovells US, LLP

100 International Drive

Suite 2000

Baltimore, MD 21202

Facsimile: 401-659-2701

Email: david.gibbons@hoganlovells.com

9.11 Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each party hereto (with respect to an amendment) and the written consent of each party from whom a waiver is sought (with respect to a waiver). No waiver of any provision or consent to any action shall constitute a waiver of any other provision or consent to any other action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver in the future except to the extent specifically set forth in writing.

9.12 Expenses. Each party hereto will pay its own expenses in connection with the transactions contemplated hereby.

9.13 Persons Entitled to Benefits of Agreement. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

9.14 Further Assurances. The Company and Purchaser shall use their commercially reasonable efforts, in the most expeditious manner practicable, to satisfy or cause to be satisfied the intent and purposes of this Agreement by executing and delivering such instruments, documents and other writings as may be reasonably necessary or desirable.

IN WITNESS WHEREOF, the undersigned parties have duly executed this Common Stock Purchase Agreement effective as of the date first above written.

COMPANY:

MEI PHARMA, INC.

By:	/s/ Daniel P. Gold
Daniel P. Gold, Chief Executive Officer

PURCHASER:

HELSINN INVESTMENT FUND SA

By:	/s/ Riccardo Braglia
Riccardo Braglia, Group Vice Chairman and CEO

{Signature Page to Common Stock Purchase Agreement}